As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1972187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 California St., 14th Floor

San Francisco, California 94111

1-877-374-7836

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Saul R. Laureles

Chief Legal Officer and Secretary

100 California St., 14th Floor

San Francisco, California 94111

1-877-374-7836

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John T. Gaffney

Eric M. Scarazzo

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Tel: (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION — DATED JUNE 15, 2022

8,621,006 Shares of Common Stock

Offered by the Selling Securityholders

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of 8,621,006 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) originally issued in connection with our acquisition of all the outstanding capital stock of Also Energy Holdings, Inc. (“AlsoEnergy”) on February 1, 2022. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to a Registration Rights and Lock-up Agreement (the “Registration Rights Agreement”) that we entered into with the Selling Securityholders in connection with the acquisition of AlsoEnergy. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock in the section entitled “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “STEM.” On June 9, 2022, the closing price of our Common Stock was $8.79.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022.

i

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Stem,” “we,” “us,” “our” and similar terms refer to Stem, Inc. (f/k/a Star Peak Energy Transition Corp.), a Delaware corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement, together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and undue reliance should not be placed on these forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the risks included under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in our other filings with the SEC. These risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy information and information statements and other information about issuers such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We also maintain an Internet website at www.stem.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual document for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 (the “Annual Report”);

•	The information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•

Our Current Reports on Form 8-K filed with the SEC on January 18, 2022, February 2, 2022 (excluding any information furnished pursuant to Item 7.01 or the related Item 9.01), March  4, 2022, April  1, 2022 and April 15, 2022; and

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on August  17, 2020, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.3 to the Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Stem, Inc.

100 California St., 14th Floor

San Francisco, California 94111

Attention: Investor Relations

1-877-374-7836

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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OUR COMPANY

Stem is one of the largest, digitally connected, intelligent energy storage network providers, providing customers (i) with an energy storage system, sourced from leading, global battery original equipment manufacturers (“OEMs”), that we deliver through our partners, including solar project developers and engineering, procurement and construction firms and (ii) through our Athena® artificial intelligence (“AI”) platform (“Athena”), with ongoing software-enabled services to operate the energy storage systems for up to 20 years. In addition, in all the markets where we operate our customers’ systems, we have agreements to manage the energy storage systems using our Athena platform to participate in energy markets and to share the revenue from such market participation.

We deliver our battery hardware and software-enabled services to our customers through our Athena platform. Our hardware and recurring software-enabled services mitigate customer energy costs through services such as time-of-use and demand charge management optimization and by aggregating the dispatch of energy through a network of virtual power plants. The resulting network created by our growing customer base is designed to increase grid resilience and reliability through the real-time processing of market-based demand cycles, energy prices and other factors in connection with the deployment of renewable energy resources to such customers. Additionally, our energy storage solutions support renewable energy generation by alleviating grid intermittency issues and thereby reducing customer dependence on traditional, fossil fuel resources.

We operate in two key areas within the energy storage landscape: Behind-the-Meter (“BTM”) and Front-of-the-Meter (“FTM”). An energy system’s position in relation to a customer’s electric meter determines whether it is designated a BTM or FTM system. BTM systems installed at C&I customer locations generate energy that can be used on-site without interacting with the electric grid and passing through an electric meter. Our BTM systems are designed to reduce C&I customer energy bills and help our customers achieve their corporate environmental, social, and corporate governance (“ESG”) objectives. FTM, grid-connected systems deliver power into the grid, which is often sold to off-site customers and must pass through an electric meter prior to reaching an end-user. Our FTM systems are designed to decrease risk for project developers, asset owners, independent power producers and investors by adapting to dynamic energy market conditions in connection with the deployment of electricity and improving the combined value of the solar renewable resource and energy storage over the course of their FTM system’s useful life. As an early participant in the BTM market, we developed operational focus and technical capabilities that position us to have multiple product offerings and services in the evolving market for FTM energy storage services. We believe that Athena’s ability to optimize operations in both the BTM and FTM markets is unique in the industry and provides us with a competitive advantage.

Additional Information

Our principal executive office is located at 100 California St., 14th Floor, San Francisco, California 94111, and our telephone number is 1-877-374-7836. Our website address is www.stem.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Stem, Inc.

Shares of Common Stock offered by the Selling Securityholders	8,621,006 shares of Common Stock.

Shares of Common Stock outstanding	154,212,255*

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is traded on the NYSE under the symbol “STEM.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

*	Based on the number of shares of Common Stock issued and outstanding as of June 1, 2022. For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investment in any shares of Common Stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, under the heading “Risk Factors,” which are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation By Reference” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

SELLING SECURITYHOLDERS

In connection with our acquisition of all the outstanding capital stock of AlsoEnergy and pursuant to the Registration Rights Agreement, we provided registration rights to the Selling Securityholders for the shares of Common Stock received as partial consideration for such acquisition. The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table sets forth certain information as of February 2, 2022 concerning the Common Stock that may be offered from time to time by each Selling Securityholder with this prospectus. Unless otherwise noted, the business address of each of the Selling Securityholders is c/o Stem, Inc., 100 California Street, 14th Fl., San Francisco, CA 94111. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Robert Schaefer (1)	727,831	727,831	0	0
Schaefer Descendants Trust (2)	537,886	537,886	0	0
2021 Kevin Bradley Schaefer Legacy Trust (3)	268,943	268,943	0	0
2021 Nicole Robin Schaefer Legacy Trust (4)	268,943	268,943	0	0
Holden Caine	1,803,604	1,803,604	0	0
Clairvest Equity Partners V Limited Partnership (5)	2,318,013	2,318,013	0	0
Clairvest Equity Partners V-A Limited Partnership (6)	440,079	440,079	0	0
CEP V Co-Investment Holdings Limited Partnership (7)	1,182,039	1,182,039	0	0
Ajjar Holdings Inc. (8)	32,519	32,519	0	0
Ali Seymen Ertas	267,824	267,824	0	0
Jennifer Park	227,132	227,132	0	0
Kevin Smart	208,699	208,699	0	0
Brian Musfeldt	107,549	107,549	0	0
Daniel Sweeney	77,591	77,591	0	0
Mesa Scharf	74,765	74,765	0	0
Matthew Brocklehurst	45,641	45,641	0	0
Olaf Donner	22,820	22,820	0	0
Sushain Sharma	9,128	9,128	0	0

(1)	Robert Schaefer is the President, AlsoEnergy of the Company.

(2)	Robert Schaefer is the settlor of the Schaefer Descendants Trust and has voting and dispositive control over the securities held by it.
(3)	Robert Schaefer is the settlor of the 2021 K. B. Schaefer Legacy Trust and has voting and dispositive control over the securities held by it.
(4)	Robert Schaefer is the trustee of the 2021 N. R. Schaefer Legacy Trust and has voting and dispositive control over the securities held by it.
(5)

Clairvest Equity Partners V Limited Partnership has voting and dispositive control over the securities held by it. Clairvest Group Inc. is the sole shareholder of Clairvest GP Manageco Inc., which is the general partner of Clairvest Equity Partners V Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Ste. 1700, Toronto, Ontario M4T 2S3.

(6)

Clairvest Equity Partners V-A Limited Partnership has voting and dispositive control over the securities held by it. Clairvest Group Inc. is the sole shareholder of Clairvest GP (GPLP) Inc., which is the general partner of Clairvest General Partner V Limited Partnership, which is the general partner of Clairvest Equity Partners V-A Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Ste. 1700, Toronto, Ontario M4T 2S3.

(7)

CEP V Co-Investment Holdings Limited Partnership has voting and dispositive control over the securities held by it. Clairvest Group Inc. is the sole shareholder of Clairvest GP (GPLP) Inc., which is the general partner of Clairvest General Partner V Limited Partnership, which is the general partner of CEP V Co-Investment Limited Partnership. The address of each of the foregoing is c/o Clairvest Group Inc., 22 St. Clair Avenue East, Ste. 1700, Toronto, Ontario M4T 2S3.

(8)

Rick Watkin is the controlling person of Ajjar Holdings Inc. and has voting and dispositive control over the securities held by it. The address of Ajjar Holdings Inc. is 5050 Tomken Road, Mississauga, Ontario, L4W 5B1.

PLAN OF DISTRIBUTION

We are registering 8,621,006 shares of Common Stock for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than

•	on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or any other method permitted pursuant to applicable law.

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales;

•	in a public auction;

•	delayed delivery contracts;

•	derivative transactions; and

•	in connection with a remarketing.

In addition, any shares that qualify for sale pursuant to Rule 144, if available, or pursuant to other exemptions from the registration requirements under the Securities Act, may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell    the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Selling Securityholders may agree to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Stem, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Also Energy Holdings, Inc. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

8,621,006 Shares of Common Stock

PROSPECTUS

                , 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

Securities and Exchange Commission registration fee	$7,236.46
Accounting fees and expenses	57,500.00
Legal fees and expenses	7,500.00
Financial printing and miscellaneous expenses	5,000.00

Total	$77,236.46

Item 15. Indemnification of Directors and Officers

The Company’s Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (“DGCL”). The Company’s amended and restated bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities.

The Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of its directors or executive officers, to the fullest extent permitted by law. In addition, the indemnification agreements provide that the Company will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer upon request by such director or executive officer, provided that, among other things, such advance will be made only upon receipt of an undertaking by or on behalf of the indemnitee to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified.

Item 16. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated as of April 28, 2021 (incorporated by reference to Exhibit 3.1 to Stem’s Current Report on Form 8-K filed on May 4, 2021).

4.2	Second Amended and Restated By-Laws of the Company, dated April 28, 2021 (incorporated by reference to Exhibit 3.2 to Stem’s Current Report on Form 8-K filed on May 4, 2021).

4.3	Indenture dated as of November 22, 2021, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Stem’s Current Report on Form 8-K filed on November 22, 2021).

4.4	Form of 0.50% Convertible Senior Note due 2028 (included in Exhibit 4.3).

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A filed on August 11, 2020).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page of this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 15, 2022.

STEM, INC.

By:	/s/ Saul R. Laureles
Saul R. Laureles
Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints Saul R. Laureles and William Bush, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Carrington John Carrington	Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2022

/s/ William Bush	Chief Financial Officer (Principal Financial Officer)	June 15, 2022
William Bush

/s/ Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	June 15, 2022
Rahul Shukla

/s/ David Buzby	Chairman of the Board of Directors	June 15, 2022
David Buzby

/s/ Adam E. Daley	Director	June 15, 2022
Adam E. Daley

/s/ Anil Tammineedi	Director	June 15, 2022
Anil Tammineedi

/s/ Michael C. Morgan	Director	June 15, 2022
Michael C. Morgan

/s/ Lisa L. Troe	Director	June 15, 2022
Lisa L. Troe

/s/ Jane Woodward	Director	June 15, 2022
Jane Woodward